UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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☐	Soliciting Material Pursuant to §240.14a-12

THE SAVANNAH BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia 31401
912-629-6500

April 1, 2011

Dear Shareholder,

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of The Savannah Bancorp, Inc. which will be held at 11:00 a.m. on Thursday, April 21, 2011 at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia.

Enclosed is the Secretary's official Notice of Annual Meeting, a Proxy Statement and a Proxy card.   Please complete, date and sign the enclosed proxy card and return it promptly to the Company in the envelope provided even if you do plan to attend the annual meeting.  If you attend the meeting, you may vote in person even if you have previously returned your proxy.

If you own stock in brokerage accounts and receive this information from Broadridge, you may also vote shares using the Internet.  Please follow the instructions on the enclosed voting materials.

This Proxy Statement and our Annual Report are also available online at www.savb.com.

We look forward to seeing you on April 21, 2011 at the Hyatt Regency in Savannah.

Sincerely,

/s/ John C. Helmken II

John C. Helmken II
President and Chief Executive Officer

Enclosures

The Savannah Bancorp, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2011

April 1, 2011
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Savannah Bancorp, Inc. (the "Company") will be held at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia, on April 21, 2011 at 11:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon the following matters:

I.	To elect five Directors of Class III to serve until the Annual Meeting of Shareholders in 2014,

II.	To ratify the selection of Mauldin & Jenkins, LLC as independent registered public accountants to audit the Company's financial statements for the year 2011;

III.	To hold an advisory vote on executive compensation as disclosed in these materials;

IV.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and

V.	To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

Only shareholders of record of The Savannah Bancorp, Inc. at the close of business on March 4, 2011, are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Curtis Lewis III

J. Curtis Lewis III
Secretary

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSALS I, II AND III AND FOR THE ALTERNATIVE OF EVERY THREE YEARS FOR PROPOSAL IV AS REFERRED TO ABOVE AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

- i -

- ii -

PROPOSAL II: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	26

PROPOSAL III: APPROVAL OF THE ADVISORY RESOLUTION SUPPORTING THE COMPENSATION PLAN FOR THE NAMED EXECUTIVE OFFICERS	26

PROPOSAL IV: APPROVAL OF THE ADVISORY RESOLUTION SUPPORTING THE FREQUENCY FOR VOTING ON THE COMPENSATION PLAN FOR THE NAMED EXECUTIVE OFFICERS	27

OTHER MATTERS	27
Certain Transactions	27
Proxy Solicitation	27
Principal Accountant Fees and Services	28
Shareholder Proposals and Director Nominations for 2012 Annual Meeting	28
Shareholder Communications with the Board of Directors	28
Miscellaneous	29

- iii -

April 1, 2011

The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia 31401
___________________

 PROXY STATEMENT
___________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of The Savannah Bancorp, Inc. (“SAVB” or “Company”) for use at the 2011 Annual Meeting of Shareholders to be held on Thursday, April 21, 2011 at 11 a.m., local time, at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia, and at any adjournments or postponements of the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of five directors.

Who is entitled to vote?

All shareholders of record of SAVB’s common stock at the close of business on March 4, 2011, which is referred to as the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on the record date.  Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

How do I vote?

If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the annual meeting or instruct the proxy holders named in the enclosed proxy card to vote your shares as you direct by marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided.

If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted.

Proxies that are signed, but which do not contain specific instructions, will be voted for the alternatives for each proposal recommended by the Board specified herein.

What are the quorum and voting requirements to approve the proposals?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting.  As of the record date, there were 7,199,136 shares of common stock outstanding and entitled to vote at the annual meeting.

The required vote for each item of business at the annual meeting is as follows:

•
For Proposal I on the proxy card, the election of directors, those nominees receiving the greatest number of votes at the annual meeting, assuming a quorum is present, shall be deemed elected, even though the nominees may not receive a majority of the votes cast.

•
For Proposal II on the proxy card, the ratification of the selection of the Company’s independent auditors, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders.

•
For Proposal III on the proxy card, the advisory vote on executive compensation, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders.

•
For Proposal IV on the proxy card, the frequency of the advisory vote on executive compensation, the alternative receiving the greatest number of votes – every year, every two years or every three years – will be the act of the shareholders assuming a quorum is present.

How are votes counted?

Under certain circumstances, including the election of directors, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”).  In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters.  Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.  We expect brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to only Proposal II out of the four proposals to be voted on at the Annual Meeting.

In counting the votes cast, only those cast “for” and “against” a matter are included, although you cannot vote “against” a nominee for director.  Directors are elected by a plurality of the votes cast in favor; instructions to “withhold authority” to vote for a certain nominee will have no effect.  In proposal IV in counting the votes cast, only those cast for one of either three alternatives, “every year,” “every two years,” or “every three years” are included.  Proposal IV will be decided by a plurality of the votes cast for each alternative.

If you hold your shares of common stock in your own name as a holder of record and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect (other than with respect to establishing a quorum).  If, however, your shares are held in “street name” and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion on certain routine matters.

Will other matters be voted on at the annual meeting?

We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement.  If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of SAVB at the following address: P.O. Box 188, Savannah, Georgia 31402;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date who attends the annual meeting may vote in person, whether or not a proxy has been previously given.  However, the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

The 2010 Annual Report to Shareholders for the fiscal year ended December 31, 2010, is included with this proxy statement.  The annual report is not part of the proxy solicitation material.  The 2010 annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2011, including financial statements may be obtained without charge by:

•	accessing SAVB’s web site at www.savb.com;

•	writing to the Secretary of SAVB at the following address: 25 Bull Street, P.O. Box 188, Savannah, Georgia 31402; or

•	accessing the EDGAR database at the SEC’s website at www.sec.gov.

When will voting results be available?

You can find the preliminary voting results of the Annual Meeting in the Company’s Current Report on Form 8-K, which will be filed with the SEC no later than April 23, 2011.

PROXY STATEMENT

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of fourteen members, twelve of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The non-independent directors are President and Chief Executive Officer John C. Helmken II,  and Russell W. Carpenter, the former Chief Executive Officer of Minis & Co., Inc. (“Minis”), who retired in 2010.  The Board of the Company is divided into three Classes with the terms of office of each Class ending in successive years.  The terms of four Directors of Class III expire at this Annual Meeting.  All directors in Class III are standing for re-election, along with Jerry O’Dell Keith who is being nominated for election.  Mr. Keith is currently the Chief Executive Officer and President of Bryan Bank & Trust and a Senior Vice President of the Company.  The Board of Directors is recommending the election of Mr. Keith.  Six directors in Class I and four directors in Class II will continue in office.  The shareholders are being asked to vote on the election and re-election of the Directors in Class III.

The shares represented by the enclosed Proxy will be voted for the election of the five nominees whose names appear below.  In the event that any nominee is unable to serve (which is not anticipated), the Proxies will cast votes for the remaining nominees and for such other persons as the Board may select.  A plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting, at which a quorum must be present, is required for the election of the Directors listed as well as for the approval of all other proposals to be acted upon at the Annual Meeting.  Cumulative voting for Directors is not permitted.

The Board of Directors unanimously recommends a vote FOR the election of the five nominees listed below.

The Company’s Board is comprised of individuals with diverse experience at policy-making levels in a variety of businesses, as well as in education and non-profit organizations in areas that are relevant to the Company’s activities.  Each director was nominated on the basis of the unique experience, qualifications, attributes and skills that he or she brings to the Board, as well as how those factors blend with those of the others on the Board as a whole.  They collectively possess significant experience in a variety of fields and have strong records of civic leadership and involvement that have increased the Company’s profile in the communities it serves.

The following table sets forth the name of each Nominee Director and each Director continuing in office; a description of his or her positions and offices with the Company (other than as a Director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in other companies with registered securities; a description of his or her qualifications and skills that are relevant to the Company’s activities and certain other information including his or her age and the number of shares of Common Stock beneficially owned as of February 28, 2011.  For information concerning membership of committees of the Board and other information, see "Proposal I:  Election of Directors - Information about the Board of Directors and Certain Committees."

All reports required pursuant to the insider trading regulations were filed timely in 2010, except that Mr. Dales filed one Form 4 with respect to the acquisition of shares of the Company’s common stock after the date on which this Form 4 was required to have been filed.

Name, Age and Year First Elected as a Director	Information About Nominee or Director	Amount and Nature of Beneficial Ownership *		% of Class *

NOMINEES FOR ELECTION AND RE- ELECTION
Class III
Term Expiring Annual Meeting 2014 NOMINEE FOR ELECTION

Jerry O’Dell Keith (52)	Mr. Keith has served as President of Bryan Bank & Trust since August 2004 and CEO since 2010. He has served as a Senior Vice President of Savannah Bancorp since March 2008. Prior to coming to Bryan Bank & Trust, Mr. Keith worked in the financial services industry for over 30 years in various positions, including as a Senior Vice President and Division Head for Suntrust Bank. Mr. Keith’s experience attained during his career in the financial services industry qualifies him for service on the Board.	17,205	(1)	0.24

NOMINEES FOR RE-ELECTION

Francis A. Brown (59) 2008
Mr. Brown has served as Vice President-Finance of the Colonial Group, Inc. (a large petroleum marketing company headquartered in Savannah, Georgia) since 1990.  In his current position, Mr. Brown has attained valuable experience in dealing with the capital markets.  Prior to that he was a Partner with Price Waterhouse LLP and the predecessor Spillane, Rhoads, Lebey & Sieg from 1982 to 1990. Mr. Brown serves as the “Financial Expert” for the Company’s Board.  Mr. Brown has also served on numerous community non-profit boards in the Savannah area.  Mr. Brown’s background and experience in the capital markets and the accounting and audit fields as well as his community involvement qualify him to serve on our Board.
		19,375	(2)	0.27

L. Carlton Gill (70) 1998
Mr. Gill retired from S. A. Allen, Inc. in 2001 where he was a procurement forester since 1964. Mr. Gill was an organizer and director of Bryan Bank & Trust in 1989 which was purchased by the Company in 1998.  He has served on the Board of the Company since the acquisition. During his 38 year career at S. A. Allen, his responsibilities included procuring timber from private landowners, supervising the harvesting of timber, contracting with independent contractors to handle the timber and the handling of all the financing related to these activities.  Since his retirement Mr. Gill has been managing his personal timber holdings and other family holdings.  Mr. Gill’s knowledge of purchasing, managing, and financing real estate through his career in forestry as well as his years service on boards of financial institutions qualify Mr. Gill for service on the Board.
	115,331	(3)	1.60

John C. Helmken II (47) 2004
Mr. Helmken became President of the Company effective April 29, 2004 and Chief Executive Officer effective December 1, 2006.  He has served as CEO of The Savannah Bank, N.A. since January 2003, President from 2002 to 2008, Executive Vice President in 2001 and Senior Vice President from 1997 to 2000.  Mr. Helmken also serves on the Boards of Bryan Bank & Trust, Minis & Co and the Federal Home Loan Bank of Atlanta as well as on several non-profit and civic association boards.  Mr. Helmken has spent his entire 25 year career in the financial services industry  His experience gathered throughout his career in the financial service industry as well as his leadership and involvement within the community qualify him for service on the Board.
	88,894	(4)	1.23

Robert T. Thompson, Jr. (70) 1998
Mr. Thompson is retired from CSX Inc., a railroad company, where he was employed since 1962.  Mr. Thompson was an organizer of Bryan Bank & Trust in 1989 which was purchased by the Company in 1998.  As a board member Mr. Thompson has served on the Audit Committee of the Company and the Executive Committee of Bryan Bank & Trust.  Mr. Thompson also owned and managed his own retail service business for 16 years.  Mr. Thompson possesses valuable expertise in the financial services industry through his experience on the boards and committees of financial institutions.  He also has strategic planning, marketing and business development experience from his career at CSX and owning his own retail service business.  His career experiences qualify Mr. Thompson for service on our Board.
	86,101	(5)	1.20

Name, Age and Year First Elected as a Director	Information About Directors Continuing in Office	Amount and Nature of Beneficial Ownership *		% of Class *

DIRECTORS CONTINUING IN OFFICE
Class I
Term Expiring Annual Meeting 2012

Robert H. Demere, Jr. (62) 1989
Mr. Demere is President of Colonial Group, Inc., a petroleum marketing company in Savannah, Georgia and has been employed by Colonial since 1974.  As President at Colonial Group, Inc., Mr. Demere has attained valuable experience in dealing with the capital markets.  Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company.  Mr. Demere was an organizer of the Company and has served on its Board since its inception in 1989.  Mr. Demere also serves on numerous civic and non-civic boards of directors.  Mr. Demere’s service on the Company’s Board for over 22 years, his retail service and capital market experience at Colonial as well as his leadership and involvement within the community qualify Mr. Demere for service on the Board.
		130,125	(6)	1.81

Berryman W. Edwards, Jr. (69) 2006
Mr. Edwards is retired from The Greenery, Inc., a commercial and residential landscaping company on Hilton Head Island, SC in which hHe served as owner and President since 1973.  Over Mr. Edward’s career, he has owned and operated several companies that were engaged in the retail construction and the manufacturing industry.  Mr. Edwards has also served on several local non-profit boards.  Mr. Edward’s entrepreneurial experience with his various businesses, including strategic planning, marketing, and business development and his community involvement through his service on various local non-profit boards qualify him for service on our Board.
		18,545	(7)	0.26

J. Curtis Lewis III (58) 1989
Mr. Lewis is Secretary of the Company and   The Savannah Bank, N.A.  Mr. Lewis has served as President of Lewis Broadcasting Corporation since September 2005.  Mr. Lewis has been a partner in the law firm of Hunter & Lewis, LLP in Savannah, Georgia since 1980.  Mr. Lewis was an organizer of the Company and served as a bank director for another financial institution prior to his service at the Company.  Along with practicing law, Mr. Lewis has been a principal in several closely held businesses in the areas of automotive sales, commercial real estate, radio and television broadcasting and investment management.  Mr. Lewis’s considerable business experience including commercial real estate, law, investment management and as a director of a financial institution qualifies him for service on our Board.
		164,311	(8)	2.28

M. Lane Morrison (65) 1989	Mr. Morrison, currently retired, was a partner in the law firm of Hunter, Maclean, Exley & Dunn, PC, Savannah, Georgia since 1995 where he practiced corporate tax law. Mr. Morrison has served as a director at the Company since its inception in 1989. Mr. Morrison’s length and continuity of service as a director of the Company coupled with his experience as a corporate lawyer in the Company’s market area qualify Mr. Morrison for service on our Board.	84,213	(9)	1.17

James Toby Roberts, Sr. (66) 1998
Mr. Roberts is President and owner of Roberts Truck Center, Savannah, Georgia since 1969.  Mr. Roberts has served in the heavy and medium duty truck industry for 48 years including serving on the boards for dealers for several major truck brands.  Mr. Roberts has served as a director on Bryan Bank & Trust’s board for over 20 years.  Mr. Roberts has managed, developed and financed real estate projects for 36 years and has served on his county’s Board of Commissioners for 20 years and on several community and church boards.  Mr. Roberts’ retail and service experience in the trucking industry, financial services industry experience through board service, real estate development experience and community leadership experience all qualify him for service on our Board.
		103,505	(10)	1.44

James W. Royal, Sr. (62) 1998
Mr. Royal is President of Royal Brothers, Inc., a company engaged in the retail hardware business under the name of Royal Ace Hardware since 1980.  Mr. Royal is also a co-owner of Royal Brothers Construction and Royal Alarms.  Mr. Royal was an organizer and director of Bryan Bank & Trust in 1989 which was purchased by the Company in 1998.  Since the merger, Mr. Royal has served on the Board of the Company as well as continuing to serve on the board of Bryan Bank & Trust.  As a bank director, Mr. Royal has served on the loan, executive, asset and liability and special assets committees of either the Company or Bryan Bank & Trust.   Mr. Royal’s retail and service experience in community based businesses as well as his 20 years of financial services industry experience through board and committee service qualify him for service on our Board.
	90,552	(11)	1.26

Name, Age and Year First Elected as a Director	Information About Directors Continuing in Office	Amount and Nature of Beneficial Ownership *		% of Class *

Class II
Term Expiring Annual Meeting 2013

Russell W. Carpenter (70) 1989
Mr. Carpenter retired in 2010 as CEO of Minis & Co., Inc., an investment advisory firm in Savannah, Georgia, which is a wholly-owned subsidiary of the Company.  Mr. Carpenter had been with Minis since 1972 and has served as a director at the Company for over 20 years since its inception in 1989.  Mr. Carpenter has spent his entire career in the financial services industry, including trust banking services, insurance services and institutional wealth management services.  His experience in the financial service industry, particularly his knowledge of the capital markets, as well as his length and continuity of service as a director qualify Mr. Carpenter for service on the Board.
		71,179	(12)	0.99

Clifford H. Dales (52) 2006
Mr. Dales has served as a partner of Colliers Neely Dales, LLC (formerly Neely/Dales LLC) since 1997.  Mr. Dales has worked in the real estate industry for over 25 years including brokering sales of large investment properties, tenant representation and site selection work for retail, land, and industrial properties as well as build-to-suit projects.  Mr. Dales also has extensive history working with banks in handling foreclosed properties and workouts.  Prior to Mr. Dale’s career in the real estate industry, he worked as a corporate banker for five years.  He has been a director at the Company and The Savannah Bank for over five years.  Mr. Dale’s experience and expertise in the real estate industry along with his experience in working with banks and the financial services industry qualify him for service on our Board.
		14,529	(13)	0.20

J. Wiley Ellis (70) 1989
Mr. Ellis is Chairman of the Board of Directors of the Company and The Savannah Bank, N.A. and serves as general counsel.  He has served as a director at the Company and Savannah Bank since their inception in 1989.  He is also a Director of Bryan Bank & Trust and Minis & Co., Inc.  He has been a partner in the law firm of Ellis, Painter, Ratterree & Adams, LLP since March 1, 1996.  Mr. Ellis has served on boards/advisory boards and as counsel for several banks throughout his career.  Mr. Ellis’ expertise in legal matters related to the financial services industry, including public company experience, as well as his experience through service on various bank boards and committees, provide valuable expertise to the Board.
		66,728	(14)	0.93

Aaron M. Levy (70) 1989	Mr. Levy retired as Executive Chairman of Levy Jewelers, Inc., a chain of jewelry stores in Savannah, Georgia. Mr. Levy had been employed by Levy Jewelers since 1962. Mr. Levy has served as a director at the Company and The Savannah Bank since their inception in 1989. Mr. Levy’s length and continuity of service as a director of the Company and the Bank, coupled with his experience in a local retail service company involved in strategic planning, marketing, and business development and management of a chain of jewelry stores qualify Mr. Levy for service on our Board.	76,631	(15)	1.06

	All Directors and executive officers as a group (18)	1,197,098	(16)	16.25

* Information relating to beneficial ownership by Directors is based upon information furnished by each Director as of the date stated using “beneficial ownership” concepts set forth in rules promulgated by the SEC under Section 13(d) of the Securities Exchange Act of 1934.  If not footnoted, the shares are owned with voting and dispositive rights.  The percent of class is calculated on the assumption that a person's exercisable options have been exercised and that the total number of issued and outstanding shares of the Company has been increased correspondingly.

(1)	Keith - Of the 17,205 shares beneficially owned by Mr. Keith, 2,437 are owned individually as restricted stock, 7,112 are in his 401K and 7,656 are stock options.

(2)	Brown - Of the 19,375 shares beneficially owned by Mr. Brown, 18,550 are owned individually and 825 are stock options..

(3)
Gill - Of the 115,331 shares beneficially owned by Mr. Gill, 104,878 shares are owned jointly with his wife, 5,146 shares are in his IRA, 2,788 shares are in his wife’s IRA and 2,519 are stock options.

(4)	Helmken - Of the 88,894 shares beneficially owned by Mr. Helmken, 18,589 are owned individually, 20,105 are in his 401K and 50,200 are stock options.

(5)	Thompson - Of the 86,101 shares beneficially owned by Mr. Thompson, 67,460 shares are owned individually, 9,088 shares are in his IRA, 7,332 are in his wife’s IRA and 2,221 are stock options.

(6)
Demere - Of the 130,125 shares beneficially owned by Mr. Demere, 118,018 are owned individually, 3,118 shares are in his IRA, 312 shares are owned by his wife, 5,296 are owned by immediate family and 3,381 are stock options.

(7)	Edwards - Of the 18,545 shares beneficially owned by Mr. Edwards, 16,650 are owned individually and 1,895 are stock options.

(8)
Lewis - Of the 164,311 shares beneficially owned by Mr. Lewis, 74,949 shares are owned individually, 18,430 shares are in his IRA and money purchase retirement plan, 65,481 shares are owned by immediate family and 5,451 are stock options.

(9)
Morrison - Of the 84,213 shares beneficially owned by Mr. Morrison, 25,095 are owned individually, 11,796 shares are in his IRA, 20,275 are owned by his wife, 24,954 shares are in trusts for his benefit and 2,093 are stock options.

(10)
Roberts - Of the 103,505 shares beneficially owned by Mr. Roberts, 74,578 shares are owned individually, 12,400 shares are in his IRA, 7,362 shares are owned by immediate family, 1,512 shares are held in a trust, 4,582 are in his 401K and 3,071 are stock options.

(11)	Royal - Of the 90,552 shares beneficially owned by Mr. Royal, 81,654 shares are owned individually, 5,226 are in his IRAs and 3,672 are stock options.

(12)	Carpenter - Of the 71,179 shares beneficially owned by Mr. Carpenter, 68,468 shares are owned individually and 2,711 are stock options.

(13)	Dales - Of the 14,529 shares beneficially owned by Mr. Dales, 4,222 are owned individually, 6,776 are in his IRA/401K and 3,531 are stock options.

(14)
Ellis - Of the 66,728 shares beneficially owned by Mr. Ellis, 14,698 shares are owned individually, 32,383 shares are in his IRA, 7,796 shares are in a trust, 1,896 are in his 401K, 171 are in his wife’s IRA and 9,784 are stock options.

(15)	Levy - Of the 76,631 shares owned by Mr. Levy, 41,015 are owned individually, 10,526 are in his IRA, 12,305 are owned by his wife 10,526 are in his wife’s IRA and 2,259 are stock options.

(16)	Non-director ownership - The total shares include additional shares beneficially owned by three Executive Officers who are not directors.

Directors Compensation

Directors are paid a retainer of $450 per quarter plus $350 for each special board meeting or committee meeting attended.  The quarterly retainer for directors of the Company was reduced from $600 a quarter effective November 1, 2010.  The Chairman of the Board receives $2,000 per month plus the retainer and committee attendance fees.  The Secretary receives $750 per month plus the retainer and committee attendance fees.  Committee chairmen are paid $500 per meeting attended.  The Audit Committee Financial Expert is paid $700 per audit committee meeting attended.   Except for Russell W. Carpenter, directors who are officers of the Company are not separately compensated as directors.

Subsidiary bank directors are paid a retainer of $300 per month plus $200 for each special board meeting or committee meeting attended.  The monthly retainer for directors of the subsidiary bank was reduced from $400 a month effective November 1, 2010.  Except for Russell W. Carpenter, directors who are Company or subsidiary bank officers are not separately compensated as directors.  No directors of Minis are separately compensated as directors of Minis.

Director compensation is determined in part based upon compensation received by directors of similarly sized financial services companies and banks.  All director compensation is discussed with management and approved by the full Board.

Directors and certain key officers of the Company and subsidiary banks have the opportunity to participate in The Savannah Bancorp, Inc. Deferred Stock Plan (“Deferred Stock Plan”).  See the narrative explanation provided with the Nonqualified Deferred Compensation table provided on page 24 hereof.

Non-management Company and subsidiary bank directors are eligible to receive non-qualified stock options under The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long-Term Incentive Plan (“2005 Omnibus Plan”).  Option awards are recommended by the Compensation Committee, subject to Board approval.  The Compensation Committee is currently using a discretionary formula whereby the number of non-qualified options awarded is determined by dividing the fair market value of the Company’s common stock into a portion of the total director compensation paid in the prior calendar year, ranging from 0% to 100%, as determined by the Compensation Committee.  In 2010, 31.44% of the 2009 total director cash compensation was used in calculating the option awards.

Directors are typically granted non-qualified stock options following the annual shareholders meeting; therefore, option awards based upon director’s 2010 compensation have not yet been awarded.  The 2005 Omnibus Plan was amended in 2006 so that non-qualified stock options granted to directors vest 25% at grant date and 25% at the beginning of each calendar quarter from the date of grant.  During 2010, 7,915 options, with an exercise price of $11.25, were granted to non-management directors.  More information on the Company’s Plan can be found with the Company’s 2005 Proxy Statement dated March 22, 2005 and filed on March 25, 2005 which contains a full copy of the Plan as Appendix A.

2010 Director Compensation Table

Directors (1)	Fees Earned or Paid in Cash	Option Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation	Total
Francis A. Brown	$12,650	$1,163	$-	$-	$13,813
Russell W. Carpenter	-	1,173	10,800	-	11,973
Clifford H. Dales	-	1,743	14,450	-	16,193
Robert H. Demere, Jr.	-	2,112	15,650	-	17,762
Berryman W. Edwards	-	982	9,100	-	10,082
J. Wiley Ellis	47,200	5,047	-	-	52,247
L. Carton Gill	11,500	1,159	-	-	12,659
Aaron M. Levy	-	890	8,550	-	9,440
J. Curtis Lewis III	-	2,755	26,650	-	29,405
M. Lane Morrison	9,400	1,023	-	-	10,423
J. Toby Roberts, Sr.	14,100	1,381	-	-	15,481
James M. Royal, Sr.	-	1,957	20,400	-	22,357
Robert T. Thompson, Jr.	8,250	1,129	-	-	9,379
Total (13 directors)	$103,100	$22,514	$105,600	$-	$231,214

(1)	John C. Helmken II was an executive officer and director of the Company in 2010 but received no director compensation and is not included in the table.

(2)
Non-qualified options are granted to directors at the discretion of the Compensation Committee. The Compensation Committee currently utilizes a performance formula that calculates a percentage which is applied to each director’s fees earned in the prior year.  The calculated amount is divided by the closing market price of the shares on the day of the Annual Meeting to determine the number of option shares that are granted to each director.  The value of the options granted in 2010 was determined using the Black-Sholes valuation calculation of $3.41 per option times the number of options granted.

(3)
Directors have the option of participating in the Deferred Stock Plan through which a portion or all of a director’s cash compensation can be deferred.  The Company has elected to contribute the deferrals to a trust which is discussed under the section entitled Nonqualified Deferred Compensation beginning on page 24.  Each director is credited with a number of shares at each deferral period and has an unsecured claim against the Company for the cumulative number of shares purchased.  The amounts shown include the amounts deferred and the dividends on the shares that were credited to each participating director’s account.

Management Stock Ownership

As of February 28, 2011, based on available information, all Directors and executive officers of the Company as a group (18 persons) beneficially owned 1,197,098 shares of Common Stock, which represented approximately 16.26 percent of the outstanding shares and exercisable options at that date.  The Directors and executive officers have voting power for 1,557,848 shares, or 21.64 percent of the 7,199,136 shares outstanding.  The foregoing figure includes, in some instances, shares in which members of a Director's or officer's immediate family have a beneficial interest by reason of shared voting or investment power and as to which the Director or officer may disclaim beneficial ownership.  145,444 shares have been pledged as security by the Directors and executive officers.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Board of the Company held five regular meetings during 2010.  All incumbent Directors attended at least 75 percent of the meetings except for Gill and Levy. Directors are encouraged to attend the annual meeting of shareholders.  11 directors attended the last meeting held on April 21, 2010.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.

Independent Directors

The Company’s Common Stock is listed on the Nasdaq Capital Market.  Nasdaq requires that a majority of our directors be “independent directors,” as defined in the Nasdaq rules.  Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company.  The Board has affirmatively determined that a majority of the Company’s directors are independent under the Nasdaq Rules.

Independent Director Meetings in Executive Sessions

The Company’s independent directors, as defined under the Nasdaq Rules, meet separately from the other directors at such times as may be deemed appropriate by the Company’s independent directors.  The independent directors met separately two times during 2010.  Any independent director may call an executive session of independent directors at any time.

Board Leadership Structure

We have separated the positions of Chief Executive Officer and Chairman of the Board of Directors.  We believe a separate Chief Executive Officer and Chairman is an important part of our overall commitment to the highest standards of corporate governance and believe that it allows our Board to effectively develop and oversee its business strategy and monitor risk.  The separate positions also allow our Board to freely perform its management oversight function.

Our Board recognizes that, although risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board Utilizes its committees to oversee specific risks and receives regular reports from the committees on the areas of risk for which they have oversight.  The Audit Committee has responsibility for oversight of risks associated with financial accounting and audits, internal control over financial reporting, and investments, including the Company’s risk assessment and management policies, risk exposure and the steps taken by management to monitor and mitigate such exposure.  The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices and the Director Nominating Committee oversees shareholder and investor relations related to corporate governance.  We believe that our risk oversight structure is supported by our current Board leadership structure, with the Board working together with our independent Audit Committee and our other standing committees.

Committees of the Board of Directors

The Company maintains standing Executive, Audit, Compensation, and Director Nominating Committees.  These committees also serve the same functions for the Banks.

Executive Committee.  The Executive Committee of the Board is composed of six outside directors and one non-independent director, Russell W. Carpenter.  Regular Executive Committee meetings are held during each of the remaining seven months when the five regular Board meetings are not held.  Called Executive Committee meetings are held as needed.  Directors J. Wiley Ellis, Chairman, Russell W. Carpenter, Robert H. Demere, Jr., Berryman W. Edwards, Jr., J. Curtis Lewis III, J. Toby Roberts, Sr. and James W. Royal, Sr. currently serve on this Committee.  Director Helmken served as an ex officio member of the Executive Committee in 2010.  The committee held seven meetings during 2010.  All members attended at least 75 percent of the Executive Committee meetings during 2010 except for Roberts.

Audit Committee.  The Audit Committee serves as a liaison between the Board and the Company’s independent auditors.  The Committee approves the overall scope of the audit, reviews the results of the audit and reviews the systems of internal control of the Company.  The Committee operates under a written charter adopted by the Board.  This charter is posted on the corporate website at www.savb.com.  During the fiscal year ended December 31, 2010, the Audit Committee met five times.  The Committee is currently composed of Directors Francis A. Brown, Chairman, Robert H. Demere, Jr., L. Carlton Gill, J. Curtis Lewis III and Robert T. Thompson, Jr.  Director Brown served as chairman in 2010.  All directors attended at least 75 percent of the Audit Committee meetings during 2010, except for Gill and Thompson. Directors Helmken and Ellis served as ex-officio members of the Audit Committee in 2010.  Francis A. Brown is recognized as the “Audit Committee Financial Expert” as defined by the SEC.  The formal report of the Audit Committee with respect to the year 2010 begins on page 17 hereof.

Compensation Committee.  The Compensation Committee reviews and approves the compensation of executive officers, reviews and recommends to the Board incentive and benefit plans, reviews general compensation and benefits policies and reviews and recommends to the Board the compensation of Company and subsidiary bank directors.  While the Company has not adopted a written charter for the Compensation Committee, the policies and procedures for determining compensation for executive officers are included in the Compensation Discussion and Analysis.  The Compensation Committee may not delegate its authority without approval of the Board.  The Board does not allow executive officers to determine the amount or form of director or executive compensation.  However, the President and Chief Executive Officer make recommendations for the compensation of directors and executive officers.  The current members of the Compensation Committee are Directors James W. Royal, Sr., Chairman, Clifford H. Dales, J. Wiley Ellis and J. Curtis Lewis III, all of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  Four meetings were held in 2010 and all directors attended at least 75 percent of the Compensation Committee meetings, except for Lewis.  The formal report of the Compensation Committee with respect to the year 2010 begins on page 18 hereof.

Director Nominating Committee.  The Director Nominating Committee seeks to identify individuals qualified to become Directors, recommends candidates for nomination as Directors to the Board and evaluates candidates recommended for nomination as Directors by shareholders.  The committee operates under a written charter approved by the Board.  This charter is posted on the corporate website at www.savb.com.  Although the Company’s Board has not adopted a formal policy regarding the diversity of the board, the Company’s Nominating Committee recognizes that diversity provides a valuable contribution to the decision-making process and therefore the effectiveness of the Board.  Consequently, candidates are also evaluated based on their potential contribution to the diversity of the Board.  The committee is currently composed of Directors James Toby Roberts, Sr., Chairman, Francis A. Brown and Aaron M. Levy, all of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The Nominating Committee met two times in 2010 and all members were present for both meetings except for Levy.  The formal report of the Nominating Committee with respect to the year 2010 begins on page 18 hereof.

Shareholders may communicate directly to the Board in writing by sending a letter to the Board at the following address: The Savannah Bancorp, Inc., Attn: Secretary, 25 Bull Street, Savannah, GA  31401 or by a secure e-mail via the Company’s website at www.savb.com.  All communications directed to the Board will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Board without any editing or screening by the Secretary of the Company.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has primary responsibility for the financial statements and the reporting process including the system of internal control.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61 and 90, as amended.  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal control and the overall quality of the Company’s financial reporting.

The Committee reviewed and discussed with management, the independent registered public accounting firm, and the internal auditors the Company’s documentation, testing, remediation and retesting of key controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Francis A. Brown, Chairman	L. Carlton Gill	Robert T. Thompson, Jr.
Robert H. Demere, Jr.	J. Curtis Lewis III

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee.  The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis (“CD&A”), which begins on page 20 hereof, as well as the accompanying tables with management of the Company and, based upon the Committee’s review and discussion with management of the Company, the Committee recommends that the CD&A be included in the Company’s Annual Report on Form 10-K and this proxy statement for the year ended December 31, 2010.

James W. Royal, Sr., Chairman	J. Wiley Ellis
Clifford H. Dales	J. Curtis Lewis III

Report of the Director Nominating Committee

The Director Nominating Committee evaluates and recommends to the Board candidates for nomination as directors of the Company, including candidates recommended by the Committee or by shareholders.

The Committee considered candidates for election and re-election to the Board and recommended their nomination to the Board.  No candidates who are not presently directors were recommended by shareholders.

The Company’s Nominating Committee charter sets forth the following criteria for new directors:  independence, proper skills, experience, knowledge, integrity and judgment; the potential contribution to the diversity of backgrounds, experience and competencies to the Board as a whole; the ability to devote sufficient time and effort to the duties of directors; the attained age of 25; and the ability to meet all the requirements for service as a director of a national banking association or a bank insured by the Federal Deposit Insurance Corporation.

The Committee is empowered to utilize independent advisors to assist in identifying new candidates.  However, the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the pipeline from which candidates will be identified.  Upon identifying a candidate for serious consideration, one or more members of the Committee would initially interview such candidate.  If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers, and ultimately meet many of the other directors.  The Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

James Toby Roberts, Sr., Chairman	Aaron M. Levy
Francis A. Brown

Code of Business Conduct and Ethics.  The Board has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees.  This code outlines the key business behaviors and ethical principles that directors, officers and employees of the company need to understand and follow.  This code is posted on the corporate website at www.savb.com.

Information about Named Executive Officers Who Are Not Directors.  The following contains certain information about the Named Executive Officers of the Company who are not Directors of the Company.  A full list of those individuals considered Named Executive Officers is contained in the Summary Compensation Table provided as page 22 hereof.

Name and Year First Elected an Officer of the Company	Age	Positions Held and Principal Occupation Last Five Years

Michael W. Harden, Jr. 2005	39	Chief Financial Officer of the Company and The Savannah Bank, N.A. since 2008, Vice President since 2005

Holden T. Hayes 2008	39	President of The Savannah Bank, N.A. since 2008, became Senior Vice President of the Company in 2011

R. Stephen Stramm 1990	61	Executive Vice President - Lending of the Company and The Savannah Bank, N.A. since 1990

EXECUTIVE COMPENSATION AND BENEFITS

Compensation Discussion and Analysis

The Compensation Committee is responsible for determining and recommending to the full Board the compensation of the Corporation's executive officers, including the Named Executive Officers identified in the Summary Compensation Tables and other tables on the following pages of this Proxy Statement.  The goal of the Committee is to attract, develop and retain high caliber executives who are capable of maximizing the Corporation's performance for the benefit of its shareholders within the Company’s overall philosophy.  The Committee strives to maintain executive compensation that is fair, reasonable, and consistent with the Corporation's size and the compensation practices of the financial services industry.

General Compensation Policies.  The Company has a formal compensation plan designed to compensate executives for actions deemed to promote long-term shareholder value.  These objectives require that compensation arrangements be structured to: (1) provide competitive levels of compensation opportunity which are reflective of the degree of risk inherent in the Company's business plan and the contributions expected from senior executives; (2) integrate pay with the Company's business strategies, short-term and long-term performance goals, and results; (3) reward corporate performance achievements; and (4) recognize and reward individual initiative, responsibility and achievements.  The Committee believes that stock ownership by management and stock-based performance compensation arrangements which are tied to performance are beneficial in aligning management and shareholder interests in the enhancement of shareholder value.  Base salaries and short-term incentive compensation in the form of cash bonuses, based on individual performance and the performance of the Company, are approved by the Board, after recommendation by the Committee.  They are intended to reflect individual performance and responsibility and to represent compensation believed by the Committee to be appropriate if the Named Executive Officers perform in a fully acceptable manner.  In setting base salaries and incentive compensation, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company. This is a subjective consideration and is not based on specific peer compensation numbers accumulated either by the Compensation Committee, management or any other third party.  The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of cash bonuses based on individual performance and the performance of the Company, and long-term incentive compensation in the form of stock-based compensation.  For 2010, the short-term incentive compensation plan was suspended for the Named Executive Officers.  In addition there were no long-term stock-based incentive compensation awards in 2010.

Compensation Paid in 2010.  The Company's policy regarding compensation of its Named Executive Officers is based upon performance in relation to the responsibilities and accomplishments incident to the individual's job description.  In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth, and quality of assets.

Compensation paid to the Named Executive Officers included in the following compensation tables for the fiscal year 2010 consisted of the following elements: base salary, cash incentive compensation, matching contributions paid to the Company's 401(k) Plan and qualified incentive stock options.  Contributions made by the Company under the 401(k) Plan are made to all participating employees on a nondiscriminatory basis.  The Company also has certain broad-based employee benefit plans in which the Named Executive Officers participate.  The Named Executive Officers also may have received perquisites in connection with their employment.  However, such perquisites totaled less than 10 percent of their cash compensation in 2010.  Except for cash incentives and incentive stock options, the foregoing benefits and compensation are not directly tied to Company performance.  For 2010, the cash incentive plan was suspended for the Named Executive Officers and there were no incentive stock option awards.

Base Salary.  The base salary for each Named Executive Officer is reviewed by the Committee annually (and/or at the time of promotion).   Salary increases are based upon the Company’s overall performance, the executive officer’s realization of individual objectives during the preceding calendar year and also competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that permits the Company to attract and retain qualified executive officers and to recognize and reward individual performances.  Base salary levels also drive other elements of executive compensation such as the annual cash incentive compensation.  The Committee sets base salary levels based upon current market data and the executive officer’s experience, scope of responsibilities, performance and potential.

Cash Incentive Compensation. Historically, the Company and the subsidiary banks have incentive compensation plans under which the Named Executive Officers can earn performance compensation if the Company achieves certain specified earnings, growth and expense control objectives as set forth by the Board.  Each Named Executive Officer has a performance matrix approved by the Board containing Company-wide and subsidiary bank goals as well as individual objectives for certain officers for the year that form a basis for the calculation of performance compensation under the Company’s cash incentive plan.  While not all Named Executive Officers have the same goals, Company-wide goals may include increases in earnings per share, Return on Equity and Overhead Efficiency Ratio; subsidiary bank goals may include the bank’s core earnings, loan portfolio size and loan portfolio yield.  Each Named Executive Officer may also have project completion objectives.  Actual results will then be measured against predetermined control and weighting factors to compute the incentive compensation for each particular goal or objective.  The Board may also approve adjustments to the annual incentive payout.  Cash payments for incentive compensation will typically be made within 45 days of fiscal year end.  Additional information on cash incentive compensation is provided in the Summary Compensation table below.  For 2010, the Company suspended the short-term cash incentive plan.

Stock Options.  The 2005 Omnibus Plan, as amended, was adopted and approved by the shareholders on April 21, 2005.  The 2005 Omnibus Plan authorizes the Board, or a committee thereof, to grant awards of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights or performance units to key officers and non-management directors of the Company and the subsidiary banks.   In 2010, no awards were made from the 2005 Omnibus Plan to the Named Executive Officers; however, previously awarded incentive and restricted stock options did vest in 2010.  The Company believes that grants of the awards serve as effective long term incentive for the Named Executive Officers that encourages them to remain with the Company and continue to excel in their performance.

Each incentive stock option granted permits the Named Executive Officer to purchase a certain number of shares of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant.  Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price.  Stock options granted have a term of ten years and will vest and become exercisable in five equal annual installments beginning one year after the grant date.  No such options were awarded to any Named Executive Officers in 2010.

Nonqualified Deferred Compensation Plan.  Certain key officers of the Company and subsidiary banks have the opportunity to participate in the Deferred Stock Plan.  Participants may elect to defer up to 25% of base salary into the Plan annually.  The deferred account balances shall at all times be 100% vested.  Participant deferrals are automatically allocated to Common Stock of the Company.  In 2010, Mr. Keith and Mr. Hayes were the only Named Executive Officers who participated in the Deferred Stock Plan.  See the narrative explanation provided with the Nonqualified Deferred Compensation table provided on page 24 hereof.

401(k) Plan.  The Company maintains a 401(k) plan for all eligible employees.  The 401(k) plan provides for discretionary Company matching contributions to employee contributions and also provides for an annual discretionary profit-sharing contribution.  Historically, the Company contributes 50% of the first 6% of eligible compensation which an employee contributes to the plan.  Contributions may be invested in the Company’s common stock or in other investments chosen by the participants.  The Company’s discretionary profit-sharing contribution has historically been determined based on a target of 3% of eligible compensation adjusted by a percentage which approximates the difference between actual earnings and budgeted earnings at the direction of the Board.  There were no matching or profit-sharing contributions for 2010.  All Named Executive Officers are eligible to participate in this plan up to the maximum contribution limits established by the IRS.

A key purpose of the above incentive plans is to further the growth in earnings and market appreciation of the Company by providing both short-term and long-term incentives to executive officers and directors.  The Company intends that the incentives provided by these plans will help the Company recruit, retain and motivate its executive officers.  More information on the 2005 Omnibus Plan can be found with the Company’s 2005 Proxy Statement dated March 22, 2005 and filed with the SEC on March 25, 2005 which contains a full copy of the Plan as Appendix A.

Senior Executive Compensation.  Mr. Helmken became the President and Chief Executive Officer of the Company on December 1, 2006.  The Board approved a compensation package for Mr. Helmken for 2010 which included (1) $250,000 base salary; (2) other standard benefits.  The cash incentive plan was suspended for 2010 for Mr. Helmken.  Mr. Helmken did not vest in 2010 and 2009 in certain stock options under which shares vest over five years upon achievement of specific performance objectives.  Details regarding the compensation of Mr. Helmken are set forth in the tables that follow this section.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by the Chief Executive Officer, President, Chief Financial Officer and the other most highly paid executive officers who served in such capacity as of December 31, 2010.  The table provides compensation amounts for services rendered in all capacities for the 2010 fiscal year.  The individuals listed in the table below are referred to in this Proxy Statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
John C. Helmken II	2010	$250,000	$-	$-	$5,806	$255,806
President & CEO	2009	250,000	-	-	17,829	267,829
	2008	250,000	-	-	21,584	271,584

Michael W. Harden, Jr.	2010	139,000	-	-	2,419	141,419
CFO (1)	2009	139,000	-	-	5,764	144,764
	2008	110,708	-	2,438	5,314	118,460

R. Stephen Stramm	2010	175,000	-	-	3,601	178,601
EVP- Lending	2009	175,000	-	-	9,952	184,952
	2008	175,000	-	6,563	12,936	194,499

Holden T. Hayes	2010	185,000	-	-	4,248	189,248
Senior Vice President (2)

Jerry O’Dell Keith	2010	165,000	-	-	3,845	168,845
Senior Vice President	2009	165,000	-	-	10,390	175,390
	2008	165,000	-	25,425	11,040	201,465

(1)	Michael W. Harden, Jr. became Chief Financial Officer effective November 18, 2008.

(2)	Holden T. Hayes became a named executive officer during 2010.

(3)
For 2010 and 2009, the short-term cash incentive plan was suspended.  Historically, each Named Executive Officer has a performance matrix established by the Board containing Company-wide and subsidiary bank goals, as well as individual objectives for certain officers, for the year that form a basis for calculation of performance compensation under the Company’s Cash Incentive Plan.  The Board may also approve adjustments to the annual incentive payout.  Cash payments for incentive compensation are typically made within 45 days of fiscal year end.

(4)	Other compensation includes amounts contributed to the Employee Savings and Profit Sharing Plan by the Company, group term life insurance and social club dues.

(5)	Named Executive Officers receive no additional compensation for serving as a director.

Grants of Plan-Based Awards

As described above, there were no short-term incentives or long-term incentives awarded to the Named Executive Officers in 2010.

Outstanding Option and Stock Awards

The following table sets forth certain information regarding the outstanding equity awards to each of the Named Executive Officers as of December 31, 2010.  All shares have been restated to reflect the effect of any stock splits.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Equity Incentive Plan Awards: Numbers of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date
John C. Helmken II	5,672	-	-	10.23	4/17/11
President & CEO (2)	8,593	-	-	13.02	7/16/12
	4,687	-	-	15.76	10/22/13
	23,437	-	-	17.85	4/29/14
	7,811	-	-	17.85	4/29/14

Michael W. Harden, Jr.	500	-	-	0.00	1/1/16
CFO	250	-	-	0.00	7/17/17

R. Stephen Stramm EVP – Lending	1,718	-	-	13.02	7/16/12
	3,125	-	-	15.76	10/22/13
	2,500	-	-	22.20	2/4/15

Holden T. Hayes	-	6,000	6,000	25.31	7/17/2017
Senior Vice President (3)

Jerry O’Dell Keith	3,906	-	-	15.76	10/22/13
Senior Vice President	3,750	-	-	22.20	2/14/15
	1,187	-	-	0.00	1/1/16
	1,250	-	-	0.00	7/17/17

(1)	All shares vest equally over the five years ending five years prior to the expiration date except for the grants referred to in (2) and (3) below.

(2)
Some of Mr. Helmken’s options vest over the same period as (1), but contain performance criteria.  They vest only if earning per share growth for the Company equals 12% or more each year.  Unvested options will vest at the end of the five year vesting period if the compounded growth rate for the five years is 15% or more.

(3)
These options vest over the same period as (1), but contain three separate performance criteria for each year.  1/3 of the annual vesting of options is based upon earning per share growth of The Savannah Bank being at least 12% each year, 1/3 is based upon Mr. Hayes meeting his profit goals for The Savannah Bank and 1/3 is based upon meeting his loan and deposit growth goals for The Savannah Bank.

Option Exercises and Stock Vested

There were no exercises of stock options for any of the Named Executive Officers during the fiscal year ended December 31, 2010.  Mr. Stramm and Mr. Keith had 500 and 750 stock options, respectively, vest in 2010 at an exercise price of $22.20.

Nonqualified Deferred Compensation

Directors and certain key officers of the Company and Subsidiary Banks have the opportunity to participate in the Deferred Stock Plan.  This plan is a nonqualified plan within the meaning of Section 401(a) of the Internal Revenue Code and is unfunded under the Employee Retirement Income Security Act of 1974.  Participants may elect to defer up to 100% of director’s fees or 25% of base salary into the plan annually.  The deferred account balances shall at all times be 100% vested.

Participant deferrals are automatically allocated to Common Stock of the Company.  Any stock or cash dividends payable on such stock are credited to the participant’s account in the form of additional shares.  The Participants do not have any rights in the stock held by the Deferred Stock Plan until withdrawals from their respective accounts are made and at all times remain unsecured creditors of the Company.

Participants shall receive 100% of their deferred account balance in the form of Company Common Stock upon death, disability, retirement or termination of employment or service as a director.  Participants may also receive 100% of their deferred account balance upon a change in control of the Company.  Participants pay ordinary income taxes on the market value of withdrawals from the Plan.  The Company receives an income tax deduction for an equal amount at the time of distribution.

The Company has elected to contribute all Participant deferrals into The Trust Under the Savannah Bancorp, Inc. Deferred Stock Plan (“Trust”) which qualifies as a “Rabbi” trust for the purpose of supporting nonqualified benefit obligations.  Participant deferrals are invested in Company common stock which is purchased by the Trust on the open market at the time of deferral.  The creation of this Trust is intended to help ensure that Company common stock is available for Participant distributions at the time of a withdrawal.

The following table provides certain information regarding Nonqualified Deferred Compensation during the fiscal year ended December 31, 2010 for the Named Executive Officers that participate in the Deferred Stock Plan.

Name	Executive Contributions in 2010	Registrant Contributions in 2010	Aggregate Earnings in 2010	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2010

Jerry O’Dell Keith	$3,996	$-	$23	$-	$19,191

Holden T. Hayes	2,004	-	6	-	4,028

Employment Agreements

The Company has entered into change in control agreements with certain of the Named Executive Officers.  Each of said agreements provides that the executive shall continue to receive from the Company the same level of compensation for a period of one year after termination if, following a "change in control", the executive is terminated without cause during the one-year period immediately following a "change in control".  In addition, each agreement provides that the executive may voluntarily terminate employment during the one-year period following a “change in control” and will continue to receive the same level of compensation for the remainder of the one-year period.  A "change in control" is defined as the sale of all or a substantial portion of the Company's assets, a merger or other reorganization whereby the Company is not the surviving entity or a change in control as defined by the Office of the Comptroller of the Currency.

Below is a summary of the approximate amounts that could have been paid to the Named Executive Officers had the change in control provision been triggered as of December 31, 2010.

Name	Compensation (1)

John C. Helmken II, President & CEO	$250,000
R. Stephen Stramm, Executive VP – Lending	175,000

(1) See Summary Compensation Table for material components of compensation.

The Company has not entered into any other agreements or arrangements with the Named Executive Officers regarding resignation, termination, severance or retirement.

Ownership of Equity Securities

As of December 31, 2010, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

Name and Address	Shares Beneficially Owned	Percentage of Total
Wellington Management 280 Congress Street Boston, MA 02210	438,473	6.09%

PROPOSAL II
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board proposes and recommends that the shareholders ratify the selection by the Audit Committee of the firm of Mauldin & Jenkins, LLC to serve as the independent registered public accounting firm for the Company and the Banks for the year ending December 31, 2011.  A representative of Mauldin & Jenkins, LLC will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company.  Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors.  If the Audit Committee’s selection of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm is not ratified by the shareholders, then the Audit Committee will reconsider its choice of independent auditors.  Even if the selection of Mauldin & Jenkins, LLC is approved, the Board, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection by the Audit Committee of Mauldin & Jenkins, LLC as independent registered public accountants to audit the Company’s consolidated financial statements for the calendar year 2011.

PROPOSAL III
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “Say on Pay”).  Accordingly, you may vote on the following resolution at the 2011 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation table, and the related narrative disclosure in the Proxy Statement.”

This vote is nonbinding.  The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation table, and the related narrative disclosure.

PROPOSAL IV
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote.  The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.  Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote for the option of “every three years” for future advisory votes on executive compensation.

OTHER MATTERS

Certain Transactions

The Company’s Subsidiary Banks have granted loans to certain Directors of the Company and the Banks and to their related interests.  The aggregate amounts of loans were $42,590,000 and $37,933,000 at December 31, 2010 and 2009, respectively.  During 2010, $30,617,000 of new loans were made and repayments of $25,960,000 were received.  Unfunded commitments of credit available to related parties aggregated $7,917,000 and $2,515,000 at December 31, 2010 and 2009, respectively.  Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collection.  There are no family relationships between directors and/or executive officers of the Company.

Loans to directors and executive officers must be approved by the Board of Directors of the subsidiary bank making such a loan under the provisions of Federal Reserve Regulation O.  The borrower is not permitted to be present during discussion of the loan nor allowed to vote on such loan.  All decisions regarding loans are documented in the minutes of the appropriate subsidiary bank to comply with the rules and regulations of the applicable regulatory authorities of the subsidiary banks.

The Company also has a note payable due to certain companies related to Directors of $10,536,000.  The interest is at prime plus two percent with a floor of 7.5 percent.  The agreement includes customary performance covenants and a guarantee of the Company.  The Company also leases two branches from an entity related to one Director.  The leases are at market rates with similar terms as those prevailing at the time for comparable transactions with unrelated persons.

Proxy Solicitation

The Company will pay the cost of soliciting Proxies for the Annual Meeting.  In addition to solicitation of shareholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Common Stock.  Such holders, after inquiry by the Company, will provide information concerning quantities of Proxy materials and Annual Reports needed to supply such information to beneficial owners, and the Company will reimburse them for the expense of mailing Proxy materials and 2010 Annual Reports to such owners.

Principal Accountant Fees and Services

Mauldin & Jenkins, LLC (“M&J”), the Company’s principal accountant, billed for services rendered as shown in the following table:

Year	Audit services (1)	Audit related fees	Tax services	Other	Total
2010	$200,000	$-	$-	$-	$200,000
2009	191,000	-	-	-	191,000

(1)
Audit fees consist of fees for the integrated audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and the review of the prospectus for the S-3 filing and the related comfort letters for the filing.  The fees related to the S-3 filing totaled $28,500.

Based upon the Company’s relationship with M&J, including the services and fees described above, the Company’s Board believes that the provision of services by M&J to the Company is compatible with maintaining the independence of M&J from the Company.

A representative of M&J is expected to be present at the 2011 shareholders' meeting.  He will have an opportunity to make a statement should he desire to do so and is expected to be available to respond to appropriate questions.

The Audit Committee is responsible for approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm.  The Audit Committee pre-approved all of the above rendered services.

Shareholder Proposals and Director Nominations for 2012 Annual Meeting

Proposals of shareholders and director nominations, accompanied by relevant biographical information, to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company on or before January 17, 2012 to be included in the Proxy Statement and Form of Proxy relating to the 2012 Annual Meeting of Shareholders.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2012 proxy solicitation materials.  Proposals and director nominees should be directed to The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401; Attention: J. Curtis Lewis III, Secretary.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board in writing by sending a letter to the Board at: The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401; Attention: J. Curtis Lewis III, Secretary.  All communications directed to the Board will be received and processed by the Company’s Secretary and will be transmitted to the Chairman of the Board without any editing or screening.

Miscellaneous

The management of the Company knows of no other matters that are to be presented for action at the Annual Meeting.  If any other matters are brought properly before the Annual Meeting, the persons designated in the enclosed Proxy will vote on such matters in accordance with their best judgment.

Upon the written request of any person whose Proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits), a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements and schedules thereto, as filed with the SEC.  Requests should be directed to The Savannah Bancorp, Inc., P.O. Box 188, Savannah, Georgia 31402, Attention: Michael W. Harden, Jr., Chief Financial Officer.  The Form 10-K is also available for immediate retrieval on the Internet from our web site, www.savb.com.

THE SAVANNAH BANCORP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR 2011 ANNUAL SHAREHOLDERS MEETING

The undersigned hereby appoints Thornton Barrow and Andy Thompson, and any of them, with full power of substitution, as proxies to vote the Common Stock of The Savannah Bancorp, Inc. held by the undersigned at the above stated Annual Meeting to be held at the Hyatt Regency Savannah, Two West Bay Street, Savannah, Georgia on April 21, 2011, at 11:00 a.m., EDT, and any adjournments thereof, and to vote as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I, II AND III AND A “3 YR” ON PROPOSAL IV
PROPOSAL I. ELECTION / RE-ELECTION OF DIRECTORS	For All	☐		Withhold all	☐

Nominee for election: Jerry O’Dell Keith Nominees for re-election: Francis A.	For all except
Brown, L. Carlton Gill, John C. Helmken II & Robert T. Thompson, Jr.

PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF MAULDIN &	For		Against	Abstain
JENKINS, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐		☐	☐
FOR THE FISCAL YEAR 2011.

PROPOSAL III. APPROVAL OF THE ADVISORY RESOLUTION SUPPORTING	For		Against	Abstain
THE COMPENSATION PLAN FOR EXECUTIVE OFFICERS.	☐		☐	☐

PROPOSAL IV. APPROVAL OF THE ADVISORY RESOLUTION SUPPORTING	1 Yr.		2 Yr.	3 Yr.		Abstain
3 YEARS FOR THE FREQUENCY FOR VOTING ON THE COMPENSATION	☐		☐	☐		☐
PLAN FOR EXECUTIVE OFFICERS.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND CHECK APPROPRIATE BLOCKS ON THE OTHER SIDE.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL I, “FOR” PROPOSAL II, “FOR” PROPOSAL III AND TRIENNIAL FOR PROPOSAL IV.   THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR SOLE DISCRETION ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLACE LABEL HERE

Signature(s) of Stockholder

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or partnership, or as attorney, agent or fiduciary, please indicate the capacity in which you are signing.	Dated:_________________, 2011

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.